VIDEO LOTTERY TECHNOLOGIES, INC. [LOGO]
                             2311 South 7th Avenue
                               Bozeman, MT 59715
                            _______________________

August 6, 1997


Mr. William P. Lyons
444 Madison Avenue, 38th Fl.
New York, NY  10022

Mr. Lyons:

     On behalf of Video Lottery Technologies, Inc. ("VLT" or the "Company") and its Board of Directors, I am writing in response to your letter dated July 30, 1997, in which you informed the Board of your resignation as a director of VLT.

     First, it is important to note the context in which you make the statements set forth in your letter. You did not decide to resign, and to submit your letter setting forth certain disagreements with Company policy (thereby requiring that the Company disclose those disagreements in a Current Report on Form 8-K), until after the Board had decided not to nominate you for re-election as a director. In that light, your asserted reasons for resigning are clearly pretextual; had you really felt the need to resign as a matter of principle because of disagreements between you and the Board, you would have resigned before the Board decided not to nominate you for re-election.

     In addition, while many of the allegations in your letter repeat statements made earlier by either you or Mr. Spier, it is important to note that none of those complaints surfaced until after the Board rebuffed Mr. Spier's attempt, in August of 1996, to become Chief Executive Officer of the Company. Under the circumstances, one can legitimately question the good faith of the many statements of disagreement set forth in your July 30 letter and in earlier communications.

     Many of the statements in your letter are also incorrect, incomplete or both, and many are quite seriously misleading. For example, it is utterly irresponsible for you to suggest that the VLT Board and management do not conform their conduct to accepted norms of corporate governance. Moreover, given your role as a Board designee of Bill Spier in approving the 1994 transaction that produced a $38 million profit for Mr. Spier and his investment group, it is not only reckless but highly ironic for you to accuse the Board and management of entrenchment and self- enrichment. In this respect, I remind you that the transaction that produced this private profit for Mr. Spier also resulted in the issuance of 19% of VLT's common stock to Electronic Data Systems Corporation ("EDS") and a long-term agreement between VLT

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August 6, 1997
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and EDS that had near-disastrous  consequences for VLT. You, of course, played a lead role in negotiating that disastrous transaction and, indeed, received special compensation of $25,000 for doing so.

     I would also like to address some of the particular statements included in your letter. First, you reiterate your concerns regarding certain payments previously made by the Company to International Equity Partners. What you do not acknowledge, however, is that your concerns were thoroughly investigated by independent board members, the Company's director of internal audit and the Company's independent auditors, all of which regarded the matter as satisfactorily resolved. Nor do you note the Board's careful consideration and review of those reports and its agreement with the conclusions therein.

     Second, your characterization of the Board's appointment and renomination of Mr. Hardesty is simply wrong. In no way did Mr. Hardesty's appointment violate any agreement between the Company and Mr. Spier's investor group, nor has Mr. Spier seriously so claimed. In addition, every member of the Board except for you and Mr. Spier recognized the talent and distinction that Mr. Hardesty brought to the VLT Board. Finally, with respect to the allegations made by you and Mr. Spier regarding certain of Mr. Hardesty's trading activity, all of the exaggerated invective in your letter does not alter the basic facts: The Board requested and then carefully reviewed reports prepared by Board member Patricia Becker and independent outside securities counsel regarding the legality of Mr. Hardesty's trading, and both reports concluded that Mr. Hardesty had acted entirely legally. Neither Ms. Becker nor such counsel had any bias or incentive to reach that conclusion.

     Finally, it is absurd to accuse the Board of the "systematic quashing of independent review and supervision of management actions." None of the examples you cite in support of your review supports your conclusion. First, under the Company's bylaws, appropriate responsibility for compensation decisions lies with the Board. Second, the Board followed all recommendations made by the director of internal audit and its independent outside auditors with respect to effective internal controls. Third, the Board's reconstitution of the Audit and Compensation Committees was consistent with the Company's bylaws and entirely proper. Fourth, the Company's 1996 proxy statement complied fully with all federal securities law requirements. Finally, the Board was under no obligation whatsoever to nominate you for re-election as a director and its decision not to do so was based on a number of legitimate factors, many of which are illustrated by your reckless and intemperate letter. The Board,

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August 6, 1997
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with the exception of you and Mr. Spier,  firmly  believes in good faith that it is in the Company's and its stockholders' best interest that you not continue as a member of the Board.

     Your letter of July 30, 1997 closes by indicating that your previous letter noting certain comments on the Company's draft proxy statement was never acknowledged, nor was an updated draft of the proxy statement presented to you for review. Please be advised that management and counsel carefully considered the comments set forth in your earlier letter and appropriately reflected those comments in a revised draft of the proxy statement. As you may recall, the Board at its July 11 meeting authorized management to revise and file the Company's proxy statement without further circulation in draft form. Such action is utterly routine and did not preclude any Board member from commenting meaningfully on the proxy statement prior to its dissemination.

     Noticeably absent from your letter was any reference to your and Mr. Spier's most recent irresponsible and potentially most damaging actions. As you know, last month you and Mr. Spier refused to sign the standard representation letter the Company officers and directors are required to submit to the Victoria (Australia) Casino and Gaming Authority every six months. The pretext which you offered for your behavior was your "concerns" about certain payments made to International Equity Partners and certain stock transactions involving another board member.

     As previously stated, your allegation concerning the payments have been reviewed and investigated by numerous parties including independent Board members, the Company's Director of Internal Audit and the Company's outside auditor, not to mention the various gaming regulatory agencies which have licensed the Company since this matter was raised and subsequently discussed in the Company's Proxy Statement dated December 31, 1996 relating to its most recent annual stockholders meeting. Likewise your allegations concerning the stock trading by a board member have been reviewed and investigated. Again there was no basis for your spurious allegations.

     Under these circumstances your actions were completely unwarranted. Your motives can be characterized as questionable at best. Your actions again have proved disruptive to the Company. As you intended, your actions have caused gaming regulators to re-examine the underlying matters. While I do understand that the various regulators have a duty to investigate, I do not understand why you and Mr. Spier are attempting to use the regulators in this fashion. You are causing these agencies and their investigators to expend their resources on non-issues. As you are well aware, the Company pays the costs and expenses associated with these types of investigations. In addition, you have caused the Company additional undue expense in the form of management and director resources associated with repeatedly responding to inquiries caused by your irresponsible action. In a word, you have wasted corporate assets.

     Furthermore, you may have unnecessarily jeopardized future opportunities for the Company by reporting baseless allegations which may damage the Company's reputation.

     These  recent  actions  by you and  Mr.  Spier  demonstrate  a  pattern  of harassment of the Company, interference with its' operations and business opportunities and a disregard of the interests of a majority of the stockholders. Your actions evidence a pattern of conduct in callous disregard of your duties as a director and contrary to your duty of loyalty to the Company.

     I regret that you have attempted to use your resignation from the VLT Board as a vehicle to harass, and possibly damage, the Company. I view that behavior as inconsistent with your responsibility as a director. I would also note that, despite your efforts and those of Mr. Spier, the Company's financial performance continues to improve, and the stock market continues to recognize that improvement, as evidenced by the recent 52-week high for the Company's stock price. I assure you that the Board and management of VLT will continue to work vigorously in the best interest of the Company's stockholders.

                                              Very truly yours,


                                              /s/ Richard Burt
                                              Richard Burt
                                              Chairman of the Board of Directors



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